UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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VAALCO ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

NANES DELORME PARTNERS I LP NANES BALKANY PARTNERS LLC NANES BALKANY MANAGEMENT LLC JULIEN BALKANY DARYL NANES LEONARD TOBOROFF CLARENCE COTTMAN III
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 7, 2008, Nanes Delorme Partners I LP (“Nanes Delorme Partners”), together with the other participants named herein, filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of stockholders of VAALCO Energy Inc., a Delaware corporation.

Item 1: On May 8, 2008, Nanes Delorme Partners issued the following press release:

Press Release

NANES DELORME PARTNERS RESPONDS TO VAALCO’S FALSE AND
MISLEADING LETTER

Company is Fabricating Information to Distract Stockholders from Poor Performance

NEW YORK, NY – MAY 8, 2008 – Nanes Delorme Partners I L.P. (“Nanes Delorme Partners”) commented on today’s letter to stockholders from VAALCO Energy, Inc. (“VAALCO” or the “Company”) (NYSE: EGY).

“Nanes Delorme Partners, an independent hedge fund with multiple investments, invested in VAALCO because the company is significantly undervalued and has been severely mismanaged.  We have always been clear that proactive steps, like a review of strategic alternatives, is necessary to address the issues negatively affecting VAALCO’s stock price because the current management and Board seem unwilling or unable to eliminate the significant valuation gap that exists.

“Today’s letter from the Company to stockholders shows that the incumbent Board and management are resorting to scare tactics and false and misleading statements to distract stockholders from their track-record of disappointing stock performance, poor operational and technical capabilities, unfriendly corporate governance and an overall lack of commitment to enhancing stockholder value.

“If the Company had committed to doing its due diligence, it would have known that Pilatus Energy SA is a privately held Swiss investment company whose business is pursuing either public or private investments directly or indirectly in a variety of oil and gas companies, securities or properties around the world and that Mr. Le Floch-Prigent is not a shareholder, director, appointed officer, nor employee of Pilatus Energy SA. Pilatus Energy SA is one of several limited partners that participate in the returns generated by Nanes Delorme Partners’ variety of investments in public securities, and is not a ‘secret partner’ as VAALCO falsely claims.

“Unlike VAALCO, Nanes Delorme Partners has fully complied with all SEC requirements.  VAALCO, however, has violated federal securities laws in the preparation and mailing of its proxy.

“The choice for VAALCO stockholders is simple; they can support the status quo and underperformance or vote for a minority slate of directors with significant oil and gas industry experience who are committed to corporate governance reforms and maximizing stockholder value.”

About Nanes Delorme Partners I LP

Nanes Delorme Partners I LP is U.S.-based hedge fund that invests primarily in the oil and gas exploration and production sector. Nanes Delorme Partners I LP pursues active investments in publicly traded companies that it believes are trading at a significant discount to their intrinsic values or where one or more potential catalysts exist that could materially unlock the inherent value of those companies.

The General Partner of Nanes Delorme Partners I LP is Nanes Balkany Partners LLC.

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Contact:

Sard Verbinnen & Co.
Paul Caminiti/Dan Gagnier/Jane Simmons
212-687-8080

Source:  Nanes Delorme Partners I L.P.